Exhibit (a)(52)

ACTION REQUIRED BY GENCO SHAREHOLDERS Vote the “WHITE” proxy card today Genco’s highly qualified Board continues to act in the best interests of all Genco shareholders and is successfully executing its Comprehensive Value Strategy, which has delivered superior returns and positioned the Company for continued value creation. Diana Shipping Inc. is trying to TAKE OVER GENCO ON THE CHEAP through a proxy fight to replace some of Genco’s Board members and by launching a tender offer at an inadequate $24.80 price, which: • Is BELOW Genco’s underlying net asset value (NAV); and • DOES NOT PROVIDE a control premium. Here’s what you can do to ensure you protect the value of your Genco investment. • Vote “FOR” the reelection of ALL of Genco’s highly qualified nominees • Vote “WITHHOLD” on Diana’s handpicked nominees • Vote IN LINE with the Board’s recommendations on all other proposals • Reject Diana’s inadequate tender offer by not tendering your shares Vote Today www.GencoDrivesSuperiorReturns.com

Genco has a highly qualified and experienced Board with a proven track record of delivering meaningful value to shareholders. Our Board is the architect of the Company’s Comprehensive Value Strategy, which has been delivering large and growing dividends and driving superior value for shareholders. All three leading independent proxy advisory firms – recommend voting “FOR” all our Board members Following the proxy advisory firms’ recommendations, Diana withdrew four of its director nominees for election to Genco’s Board. Regarding Genco’s Board of Directors: • “Genco’s nominees collectively bring deep drybulk, finance, and operational expertise and have overseen the design and execution of the CVS [Comprehensive Value Strategy], with independent governance structures (annual elections, special committee, external advisers) used to evaluate Diana’s proposals” - EJ • “The board has established a clear path forward, in that it has outlined objective criteria necessary for an engagement, and the requirements do not appear unreasonable given the current market environment” – ISS Regarding Genco’s Comprehensive Value Strategy and recent performance:1 • “Since launching the Comprehensive Value Strategy ("CVS") in April 2021, Genco has delivered a 249% TSR, materially outperforming the drybulk sector while navigating multiple rate pullbacks and demonstrating an ability to compound value through the cycle. Genco's superior returns over time weakens the case for a takeover Usually, replacing a company's board is justified when the company has consistently performed poorly or its strategy has failed, but neither appears to be true for Genco” – EJ • “Although the company [Genco] has fared better than peers, performance has likely been shaped by industry dynamics and execution more than it has been shaped by the dissident's offers” – ISS We encourage all Genco shareholders to vote “FOR” the election of each of Genco’s six director nominees and according to our Board’s other recommendations Permission to use quotes neither sought nor obtained.1

Regarding Diana’s tender offer:1 • “On balance, the dissident's most recent offer does not appear to be a reasonable starting point for engagement” – ISS • “It is difficult to understand the basis for Diana's assertions that GNK shares would drop 20-30 percent without its offer. These repeated statements have only undermined its credibility” – ISS • “The current bid at $24.80 per share, remains approximately $2 below the mean and median sell-side equity analyst NAV estimates and does not include a control premium. When considering the Company’s recent operating momentum and stand-alone case, the board's rejection appears defensible at this time” – GL • “Genco has deliberately positioned itself to capitalize on an improving drybulk market through its conservative balance sheet, low cash breakeven structure, and CVS which prioritizes disciplined capital allocation and shareholder returns. Accepting a merger at this stage could force shareholders to relinquish exposure to a potentially favorable market cycle just as supply constraints and strengthening commodity trade flows are supporting higher vessel earnings” – EJ Regarding Diana’s nominees:1 • “…the dissident has not presented a compelling case for change” - ISS • “The board appears to have taken reasonable steps in relation to the Dissident Nominees. In particular, Genco requested to interview Diana’s candidates, while Diana’s counsel instead focused on the possibility of a meeting to discuss the acquisition proposal…Diana’s reluctance to facilitate direct engagement between the board and the Dissident Nominees weakens its criticism of the board’s review of the competing slate” – GL • “Diana’s slate is oriented toward transactions and restructurings and includes individuals with ties to Diana or value-destructive situations, heightening the risk that they would prioritize a sale over continuing Genco’s proven CVS strategy for existing shareholders” – EJ We encourage all Genco shareholders to vote “WITHHOLD” on Diana’s handpicked nominees and “AGAINST” their shareholder proposals

THE ANNUAL MEETING IS APPROACHING SOON. Vote before the deadline of June 17, 2026 at 11:59 PM ET to ensure your vote is counted. If you have questions or require any assistance with voting your shares, please contact Genco Shipping & Trading Limited’s proxy solicitor listed below: 7 Penn Plaza New York, New York 10001 Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com Forward-Looking Statements This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication. Important Information for Investors and Shareholders This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.